SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                     FORM 8-K

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                                August 11, 1995
                (Date of Report; Date of Earliest Event Reported)


                            PRUDENTIAL REALTY TRUST
              (Exact Name of Registrant as specified in its Charter)


       Massachusetts               1-8965                   22-6400284
(State of Incorporation)   (Commission File Number)      (IRS Employer
                                                       Identification No.)



     Prudential Plaza, Newark, New Jersey                    07102
    (Address of Principal Executive Offices)               (Zip Code)


                                 (201) 802-4302
                (Registrant's telephone no., including area code)

     Item 1.  Not Applicable.

     Item 2.   Acquisition or Disposition of Assets.

               Disposition of Huntington Business Campus I & II.

               In furtherance of resolutions adopted by the Board on June 2, 1995 to effect the liquidation and termination of the Trust, on September 27, 1995 the Trust completed the sale of its Huntington Business Campus I & II properties located in Melville, New York (the "Huntington Properties") to Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Buyer") for a sales price of $11.4 million, with net proceeds to the Trust of $[ ] million. The Huntington Properties consist of two office buildings. The purchase price was determined by negotiation between the Trust and the Buyer. The sale was completed pursuant to a Purchase and Sale Agreement, dated August 23, 1995, between the Trust and the Buyer, which Agreement was the subject of a current report by the Trust on Form 8-K dated August 23, 1995 and filed September 7, 1995.

               The sale of the Huntington Properties and the Trust's former Park 100 properties located in Indianapolis, Indiana (the "Park 100 Properties") and the expected sale of the Trust's Maple Plaza I and II properties located in Parsippany, Morris County, New Jersey (the "Maple Plaza Properties"), at the purchase prices received in the case of the Huntington Properties and the Park 100 Properties and at the agreed price in the case of the Maple Plaza Properties, could result in a distribution to holders of Income Shares upon liquidation of over $5.00 per Income Share. There would be no available distribution to holders of Capital Shares. This assumes liquidation takes place in December 1995, and includes estimates for commissions and state and local taxes related to the sales, and other expenses related to the liquidation of the Trust.

     Items 3 and 4.  Not Applicable.

     Item 5.   Other Events.

               Agreement of Purchase and Sale of Maple Plaza I
                    and II.

               In furtherance of resolutions adopted by the Board on June 2, 1995 to effect the liquidation and termination of the Trust, the Trust entered into an Agreement of Purchase and Sale (as amended, the "Maple Plaza Agreement"), dated August 11, 1995 and amended on September 15, 1995 and September 29, 1995, with Equitable Real Estate Investment Management, Inc., a Delaware corporation, as investment manager to the Trustees of the The United Mine Workers of America 1974 Pension Trust, ("Buyer"), for the sale of the Maple Plaza Properties. The purchase price for the Maple Plaza Properties is $30,000,000 (subject to adjustment as provided for in the Agreement), which is payable in cash.

               The closing of the sale of the Maple Plaza
     Properties (the "Closing") is to occur 10 business days after the expiration of the time provided for due diligence by the Buyer, subject to extension as provided therein.
     Closing is contingent upon customary conditions for transactions of this nature.

               The Buyer has deposited $500,000 in cash as earnest money ("Earnest Money") with an escrow agent. At and upon the Closing, the escrow agent will pay the Earnest Money, including interest thereon, if any, to Seller or to the party entitled to receive the Earnest Money in accordance with the terms of the Maple Plaza Agreement.

               If all of the conditions to Buyer's obligations to purchase the Maple Plaza Properties have been satisfied or waived by Buyer and if Buyer fails to consummate the transaction for any reason other than the Trust's default or the exercise by Buyer of an express right of termination as provided for in the Maple Plaza Agreement, the Trust's sole remedy is to terminate the Maple Plaza Agreement and to retain the Earnest Money as liquidated damages. If the Trust does not consummate the sale of the Maple Plaza Properties for any reason other than the default of Buyer or the exercise by Buyer of a right of termination as provided for in the Maple Plaza Agreement, the Earnest Money will be refunded to Buyer. If Buyer terminates the Maple Plaza Agreement due to certain circumstances set forth in the Maple Plaza Agreement, the Trust shall reimburse Buyer for all out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by Buyer up to a maximum reimbursement amount of $50,000 in connection with the preparation, negotiation and execution of the Maple Plaza Agreement and Buyer's due diligence review of the Maple Plaza Properties.

               A copy of the Maple Plaza Agreement and each of the amendments thereto is filed as Exhibit 10 hereto, and is incorporated herein by reference. The foregoing description of the Maple Plaza Agreement is qualified in its entirety by reference to the text of such documents.

     Item 6.   Not Applicable.

     Item 7.   Financial Statements,
               Pro Forma Financial Information and Exhibits.

          (a)  Not applicable.
          (b)  Pro Forma Balance Sheet as of June 30, 1995
               Pro Forma Statement of Changes in Net Assets as of
                    June 30, 1995.

                     Prudential Realty Trust
                     Pro Forma Balance Sheet
                       As of June 30, 1995
                          (Unaudited)



The following unaudited Balance Sheet has been presented as if (i) the Park 100 properties were sold on June 30, 1995; (ii) the Huntington Business Campus properties were sold on June 30, 1995; (iii) the Trust's loan payable and related interest expense was paid off as of June 30, 1995, and
(iv) the Trust adopted the liquidation basis of accounting as of June 30, 1995. The pro forma adjustments reflect the elimination of the carrying amount of the Park 100 and the Huntington Bsuiness Campus properties and related assets and liabilities, the receipt of cash proceeds from the sale, the elimination of the loan and interest payable, the effect of the adoption of the liquidation basis of accounting on the Trust, and the impact on Stockholers' Equity.


                                          Pro Forma
                         Historical      Adjustments        Pro Forma
ASSETS
Real estate owned        $69,523,975   (a) $(32,254,255)    $29,131,311
                                       (b)  (13,107,924)
                                       (c)    4,969,515
Cash & cash equivalents    2,509,589   (d)   18,022,780      31,552,211
                                       (e)   11,019,842
Accounts receivable          620,469   (f)    1,000,000       3,186,638
                                       (a)     (106,146)
                                       (b)      (61,685)
                                       (g)    1,674,000
                                       (h)       60,000
Prepaid expenses             239,455   (b)     (214,572)              0
                                       (c)      (24,883)
Deferred rent receivable   2,523,701   (a)     (162,695)              0
                                       (b)     (318,299)
                                       (c)   (2,042,707)
Deferred financing costs      56,250   (c)      (56,250)              0

TOTAL ASSETS             $75,473,439        $(11,603,279)   $63,870,160

                  Prudential Realty Trust
                  Pro Forma Balance Sheet
                    As of June 30, 1995
                       (Unaudited)

LIABILITIES & STOCKHOLDERS' EQUITY
                                           Pro Forma
                          Historical      Adjustments        Pro Forma
Accounts payable and
   accrued expenses      $ 2,506,295   (a)      $(72,598)   $ 3,988,318
                                       (b)        85,500
                                       (g)     1,731,000
                                       (d)      (261,879)
Loans payable             18,062,123   (d)   (18,062,123)             0
Due to Advisor               250,312                            250,312
Security Deposits            405,046   (a)      (197,466)             0
                                       (b)       (69,175)
                                       (c)      (138,405)
Other                         97,651   (a)       (96,246)         1,405

TOTAL LIABILITIES         21,321,427         (17,081,392)     4,240,035

Income Shares             89,080,000                         89,080,000
Capital Shares               111,350                            111,350
Additional paid
    in capital            12,879,052                         12,879,052
Distribution in excess
    of net income        (47,918,390)  (a)  $  5,189,996    (42,440,277)
                                       (b)    (2,638,963)
                                       (c)     2,984,080
                                       (g)       (57,000)
TOTAL SHAREHOLDERS'
  EQUITY                 $54,152,012        $  5,478,113    $59,630,125
TOTAL LIABILITIES &
  SHAREHOLDERS' EQUITY   $75,473,439        $(11,603,279)   $63,870,160

(a) Sale of Park 100 properties and elimination of related asset and liability accounts.
(b) Sale of Huntington Business Campus properties and elimination of related asset and liability accounts.
(c) Adjust amounts to net realizable value under the liquidation basis of accounting.
(d) Receipt of cash proceeds from sale of Park 100 properties net of repayment of loans and related interest payable.
(e)  Receipt of cash proceeds from sale of Huntington Business Campus.
(f)  Amount due November 1, 1995 from sale of Park 100.
(g) Adjust amounts to provide for expected net income of liquidating the Trust until the expected date of disposition of Trust assets.
(h)  Earnest money due from sale of Huntington Business Campus.

                           Prudential Realty Trust
               Pro Forma Statement of Changes in Net Assets
                      (in process of liquidation)
                                (Unaudited)


Because the Trust has adopted the liquidation basis of accounting, a Statement of Operations is not provided herein. However, a Pro Forma Statement of Changes in Net Assets is provided as follows:



Net assets at June 30, 1995 - Historical               $54,152,012

Gain on Sale of Park 100                                 5,189,996

Loss on Sale of Huntington Business Campus              (2,638,963)

Adoption of Liquidation Basis of Accounting              2,984,080

Expected Trust Net (loss) to expected date of
     disposition of Trust Assets                           (57,000)

Pro Forma Net Assets in liquidation at June 30, 1995   $59,630,125

     (c)  Exhibits Required by Item 601 of Regulation S-K.

    Exhibit
      No.

      10 Agreement of Purchase and Sale, dated August 11, 1995 between Prudential Realty Trust and Equitable Real
              Estate Investment Management, Inc., as amended.

    Item 8.    Not Applicable.

                                 SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated: October 13, 1995


                              PRUDENTIAL REALTY TRUST



                              By: /s/ James W. McCarthy
                                 Name: James W. McCarthy
                                 Title: Vice President,
                                        Comptroller and Principal
                                        Accounting Officer

                            EXHIBIT INDEX




     Exhibit No.    Description

        10.         Agreement of Purchase and Sale, dated
                    August 11, 1995, between Prudential
                    Realty Trust and Equitable Real
                    Estate Investment Management, Inc., as amended.

                                                            EXHIBIT 10

                    AGREEMENT OF PURCHASE AND SALE

                        [Maple Plaza I and II]


                 ARTICLE 1:  PROPERTY/PURCHASE PRICE

          1.1  Certain Basic Terms.

          (a)  Seller:             PRUDENTIAL REALTY TRUST, a
                                   Massachusetts business trust.

          (b)  Purchaser:          EQUITABLE REAL ESTATE INVESTMENT
                                   MANAGEMENT, INC., a Delaware
                                   corporation, as investment manager
                                   to the Trustees of The United Mine
                                   Workers of America 1974 Pension
                                   Trust (the "Mine Workers Trust").

          (c)  Date of this        The latest date of execution
               Agreement:          by Seller or Purchaser, as
                                   indicated on the signature page.

          (d)  Purchase Price:     $31,500,000.

          (e)  Earnest Money:      $500,000, including interest, if
                                   any, thereon.

          (f)  Due Diligence
               Period: The period ending August 31, or as extended as provided herein.

          (g)  Closing Date:       The later of 10 business days after
                                   the Due Diligence Period and
                                   September 29, 1995, subject to
                                   extension as provided herein.  All
                                   extension  periods for the Closing
                                   provided herein shall run
                                   concurrently, not consecutively.

          (h)  Title Company:      The Chicago Title Insurance Company
                                   1211 Avenue of the Americas
                                   28th Floor
                                   New York, New York 10036-8701
                                   Attn:  William Ciganek
                                   Telephone:  212-789-6500
                                   Facsimile:  212-789-6699

          (i)  Escrow Agent:       The Chicago Title Insurance
                                   Company
                                   1211 Avenue of the Americas
                                   28th Floor
                                   New York, New York 10036-8701
                                   Attn:  William Ciganek
                                   Telephone:  212-789-6500
                                   Facsimile:  212-789-6699

          1.2 Property. Subject to the terms and conditions of this agreement ("Agreement"), Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller the property ("Property") (The Property consists of two tax parcels, and it is agreed that items described in the singular in this Agreement shall refer to the plural, to the extent applicable.) described as follows:

          (a) The "Real Property," being the lands described in Exhibit A attached hereto together with (i) all improvements located thereon ("Improvements"), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining to such real property, and (iii) without warranty all right, title, and interest of Seller in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such real property.

          (b) The landlord's interest in the "Leases," being all leases of the Improvements, including leases which may be made by Seller after the date hereof and prior to Closing as permitted by this Agreement.

          (c) The "Tangible Personal Property," being all equipment, machinery, furniture, furnishings, supplies and other tangible personal property owned by Seller, now or hereafter located in and used in connection with the operation, ownership or management of the Real Property, including those items listed on an inventory to be agreed upon by Seller and Purchaser during the Due Diligence Period.

          (d) Seller's interest in the "Intangible Personal Property," being all intangible personal property related to the Real Property, to the extent such property is assignable, including, without limitation: all trade names and trade marks associated with the Real Property including Seller's rights and interests in the name of Maple Plaza I and II to the extent, if any, Seller has any such rights; the plans and specifications and other architectural and engineering drawings for the Improvements; warranties; contract rights related to the construction, operation, ownership, or management of the Real Property (but excluding Seller's obligations thereunder except those expressly assumed pursuant to this Agreement); governmental permits, approvals and licenses (to the extent assignable); and telephone exchange numbers (to the extent assignable).

          1.3 Earnest Money. On the date hereof Purchaser shall deposit the Earnest Money with the Escrow Agent. The Escrow Agent shall pay the Earnest Money to Seller at and upon the Closing, or otherwise, to the party entitled to receive the Earnest Money in accordance with this Agreement. The Earnest Money shall be held and disbursed by the Escrow Agent pursuant to that Earnest Money Escrow Agreement which the parties have executed simultaneously with this Agreement.

          If all of the conditions to Purchaser's obligation to purchase the Property have been satisfied or waived in writing by Purchaser and if Purchaser should fail to consummate this transaction for any reason other than Seller's default or the exercise by Purchaser of an express right of termination granted herein, Seller's sole remedy in such event shall be to terminate this Agreement and to retain the Earnest Money as liquidated damages, Seller waiving all other rights or remedies in the event of such default by Purchaser. The parties acknowledge that Seller's actual damages in the event of a default by Purchaser under this Agreement will be difficult to ascertain, and that such liquidated damages represent the parties' best estimate of such damages. Purchaser shall be entitled to all remedies at law or in equity in the event of Seller's default, including the remedy of specific performance. The Earnest Money shall promptly be returned to Purchaser in the event of a Seller default hereunder (but not as Purchaser's sole remedy in such event) or if Purchaser elects to terminate this Agreement pursuant to an express right herein granted or failure of a condition.
     Purchaser must exercise any right of termination as to all the Property and may not terminate this Agreement as to only a portion of the Property.

          In the event Seller should fail or be unable to consummate the transactions contemplated hereunder for any reason other than the default of Purchaser hereunder or the transaction fails to close due to the exercise by Purchaser of a right of termination hereunder, in addition to any other remedies that may be available to Purchaser pursuant to this Agreement, the Earnest Money shall be refunded to Purchaser. If Purchaser terminates this Agreement pursuant to Paragraph 5.2(d), in addition to any other reimbursement right hereunder, Seller shall reimburse Purchaser upon demand and presentment of paid invoices for all out of pocket costs and expenses, including reasonable attorneys' fees, incurred by Purchaser up to a maximum reimbursement amount of $50,000 in connection with the preparation, negotiation and execution of this Agreement, Purchaser's due diligence review of the Property and otherwise in connection with the transactions contemplated hereunder ("Due Diligence Costs").


                        ARTICLE 2:  INSPECTION

          2.1 Seller's Delivery of Specified Documents. Beginning on the date hereof and with all access and deliveries completed by August 15, 1995 or as otherwise provided herein (with Purchaser having continuing access to the Property Information to and through the Closing Date), Seller shall deliver or provide access to Purchaser at the Property the following with respect to the Property, to the extent not heretofore delivered to Purchaser (collectively, the "Property Information"):

          (a) Rent Roll. A current rent roll and delinquency report (individually, "Rent Roll", collectively, the "Rent Rolls") (to be delivered);

          (b)  Operating Statements.  Operating statements of the
     Property from January 1, 1992 ("Operating Statements") (to be delivered), and, as they become available, operating statements for each succeeding month;

          (c) Tax Statements. Copies or a summary of ad valorem tax statements relating to the Property for the current year or other current tax period (if available) and for the 24 months preceding the Agreement;

          (d) Leases. Copies of all Leases (including all amendments and guarantees);

          (e) Tenant Information. Information relative to tenant payment history and leasing commissions and all tenant correspondence and commission agreements relating to the Property. Any such information and correspondence in Seller's possession is located in and will be made available to Purchaser at Seller's property management office at the Property.

          (f) Service Contracts. A list together with copies of all management, service, supply, equipment rental, and other contracts related to the operation of the Property ("Service
     Contracts");

          (g) Maintenance Records. All available maintenance work orders for the 24 months preceding this Agreement;

          (h) List of Capital Improvements. A list of all capital improvements known to Seller and performed on the Property within the 24 months preceding this Agreement;

          (i) Environmental Documents. Any environmental reports in Seller's possession related to the Property; any written claims, notices, demands, suits or other communication in Seller's possession relating to any alleged violation of any federal, state or local law or regulation relating to the environment, health or safety, or any recognized environmental condition (as hereinafter defined) with respect to the Property;

          (j) Plans and Specifications. All construction and "as built" plans and specifications in Seller's possession relating to the original development of the Property and any major capital repairs or tenant improvements. Any such information in Seller's possession is located in and will be made available to Purchaser at Seller's property management office at the Property; and

          (k) Permits and Licenses. All permits, licenses and approvals in Seller's possession with respect to the Property.

          Seller shall provide to Purchaser any documents described above and coming into Seller's possession or produced by Seller after the initial delivery above and to continue to provide same during the pendency of this Agreement.

          2.2 Due Diligence. Purchaser shall have through the last day of the Due Diligence Period in which to examine, inspect, and investigate the Property. Notwithstanding anything to the contrary in this Agreement, Purchaser may terminate this Agreement by giving notice of termination to Seller on or before the applicable date and time indicated for any of the following reasons:

          (a) Net Operating Income and Leases. Purchaser may terminate this Agreement on or before 5:00 p.m. EST, August 21, 1995 if Purchaser has determined, acting in good faith, that any of the following is not satisfactory to Purchaser:
               (i) net operating income for Leases in place for the periods indicated as set forth in the "J.P. Morgan Descriptive Memorandum ("Memorandum"), including, without limitation,
               Exhibit III-1: Consolidated Cash Flow Projections for 1995", employing the assumptions and method of calculation set forth therein (ii) the existence and magnitude of tenant defaults or delinquencies; or (iii) material provisions in any of the Leases or commission agreements.

          (b) Environmental Investigation. Purchaser may terminate this Agreement on or before the expiration of the Due Diligence Period if Purchaser concludes that there is a recognized environmental condition affecting the Property. For purposes of this subparagraph (a) a "recognized environmental condition" is that defined by the "American Society for Testing and Materials Standard Practice for Environmental Site Assessments: Phase I Site Assessment Process (E 1527-93)" (the "ASTM Phase I Standard") as the presence or likely presence of any hazardous substances or petroleum products on or in the vicinity of the Property under conditions that indicate an existing release or a past release or an imminent threat of a release of any hazardous substances or petroleum products into structures on the Property or into the ground, groundwater or surface water of the Property. The term "recognized environmental condition" includes hazardous substances or petroleum products even under conditions in compliance with laws. The term "recognized environmental condition" is not intended to include de minimis conditions that generally do not (and with the passage of time, will not) (i) exceed tolerances permitted under applicable laws and (ii) present a material risk of harm to public health or the environment and that generally would not be (and with the passage of time, would not become) the subject of an enforcement action if brought to the attention of appropriate governmental agencies. For purposes of this Agreement, "recognized environmental conditions" also includes, without limitation, the presence of asbestos, radon or electromagnetic fields under circumstances that represent a threat or potential threat to human health or the environment. The definitions for hazardous substances, petroleum products and asbestos set forth in the ASTM Phase I Standard are incorporated by reference.

          In the event that during the Due Diligence Period
               Purchaser's environmental consultant concludes that further investigation is required in order to determine whether there is a recognized environmental condition (i.e., a Phase II investigation is recommended), then the Due Diligence Period shall be extended for a reasonable period agreed to by the parties in order to enable Purchaser to conduct such further investigation. Promptly after completion of Purchaser's environmental review, Purchaser shall provide written notice to Seller of any recognized environmental conditions affecting the Property. If remediation of such recognized environmental conditions is reasonably estimated by Purchaser's environmental consultant not to exceed $100,000, Seller shall remediate or cure such recognized environmental condition, if the time required for such remediation is reasonably estimated to be not more than 45 days, or, if the time required for such remediation is reasonably estimated to exceed 45 days, credit Purchaser the reasonably estimated cost of such remediation. If Seller elects to cure, Seller shall have a period of 90 days following the date of its notice to Purchaser (the "Cure Period") in which to effect a remediation or cure, and the Closing Date shall be delayed to the extent necessary to allow a full 90-day Cure Period. Following notice from Seller that a remediation or cure has been effected and completed, Purchaser shall have a period of 30 days thereafter in which to determine whether the recognized environmental condition(s) have been remediated or cured, and the Closing Date shall be delayed to the extent necessary to allow a full 30-day review period. A recognized environmental condition shall be considered remediated or cured if it no longer constitutes a recognized environmental condition and requires no further investigation, remediation, monitoring, maintenance or other action to prevent such condition from becoming a recognized environmental condition in the future.

          (c) Repairs and Replacements. If the good faith estimated cost of immediately necessary repairs and replacements to the Property recommended by Purchaser's architectural and engineering consultants exceeds $75,000, and Purchaser requests Seller to grant it a credit against the Purchase Price for such excess or a portion thereof, then Purchaser and Seller shall negotiate in good faith as to whether such repairs and replacements are immediately necessary and the cost of such repairs and replacements that are determined to be immediately necessary, and, if Purchaser and Seller are unable to agree, prior to the expiration of the Due Diligence Period, on the amount of the credit, then either Purchaser or Seller may terminate this Agreement. The Term "immediately necessary repairs and replacements" shall not be limited to emergencies and shall not include any item that constitutes a violation of applicable laws. Seller shall cure or correct any violations of applicable laws, provided that the reasonably estimated cost of curing such violations does not, in the aggregate, exceed $500,000. Purchaser may terminate this Agreement if it shall have provided written notice to Seller of such violations and Seller shall have failed to cure or correct such violations within 90 days after Seller's receipt of such notice. Following notice from Seller that a cure or correction has been effected and completed, Purchaser shall have a period of 30 days thereafter in which to determine whether such violation has been cured or corrected, and the Closing Date shall be delayed to the extent necessary to allow a full 90-day period in which to effect such cure and a full 30-day review period. If the reasonably estimated cost of curing such violations exceeds $500,000, either party may terminate this Agreement.

          If this Agreement terminates pursuant to any provision of this Paragraph 2.2, the Earnest Money shall be refunded to Purchaser immediately upon request, and all further rights and obligations of the parties under this Agreement shall terminate, except pursuant to any provisions hereof which expressly survive any such termination.

          2.3 Access. Purchaser shall have reasonable access to the Property for the purpose of conducting surveys, architectural, engineering, geotechnical, and environmental inspections and tests (including invasive testing such as without limitation soil and groundwater testing), and any other inspections, studies, or tests reasonably required by Purchaser. Purchaser shall keep the Property free and clear of any liens and will indemnify, defend, and hold Seller harmless from all claims and liabilities asserted against Seller as a result of any such entry by Purchaser, its agents, employees, or representatives. If any inspection or test disturbs the Property, Purchaser will restore the Property as nearly as practicable to the same condition as existed prior to any such inspection or test. Purchaser and its agents, employees, and representatives shall have a continuing right of reasonable access to the Property during the pendency of this Agreement with the right to examine and make copies of all books and records and other materials relating to the Property in Seller's or its property manager's possession and the right to conduct a "walk-through" of the Property prior to the Closing upon appropriate notice to tenants as permitted under the Leases. In the course of its investigations Purchaser may make inquiries to third parties ("Third Parties") including, without limitation, tenants, lenders, contractors, property managers, parties to Service Contracts, and municipal, local, and other government officials and representatives, subject to Seller's consent to each such inquiry, which consent shall not be unreasonably withheld. Purchaser shall notify Seller of any meetings it wishes to hold with Third Parties and shall provide Seller with the opportunity to be present at such meetings. The obligations of Purchaser under this paragraph shall survive any termination of the Agreement.

          2.4 Tenant Estoppels. Seller shall endeavor to secure and deliver to Purchaser, no later than 5 business days before the expiration of the Due Diligence Period estoppel certificates from tenants under all Leases in the form attached hereto as Exhibit
     B. Purchaser's obligation to close the transaction contemplated under this Agreement is subject to the condition that Purchaser shall have received, as of Closing, estoppel certificates executed by tenants under Leases covering (i) 16,000 square feet or more in the aggregate and (ii) not less than 75 percent of the remaining rentable floor area of the Property, in such form as the tenant is required to provide under its Lease, the information in all such estoppel certificates being consistent with the information in the Memorandum, the results of Purchaser's investigations pursuant to Paragraph 2.2(a), the Rent Rolls and the representations of Seller in Paragraph 7.1.

          2.5 Service Contracts. During the Due Diligence Period the Purchaser will determine which Service Contracts Purchaser will assume and which Service Contracts will be terminated by Seller at Closing. Purchaser will assume the obligations arising from and after the Closing Date under those Service Contracts that will not be terminated. Seller shall terminate at Closing all Service Contracts that are not so assumed. Seller shall terminate at Closing, and Purchaser shall not assume, any property management agreement affecting the Property.


                 ARTICLE 3:  TITLE AND SURVEY REVIEW

          3.1 Delivery of Title Commitment and Survey. Promptly after the date of this Agreement Purchaser shall cause to be prepared for the Property and delivered to Seller: (i) a current, effective commitment for title insurance ("Title Commitment") issued by the Title Company, in the amount of the Purchase Price, with Purchaser as the proposed insured and (ii) a current survey of the Property ("Survey"), prepared by one or more surveyors licensed in the State of New Jersey; and (iii) copies of Uniform Commercial Code searches in the name of Seller and the Property ("UCC Searches").

          3.2 Title Review and Cure. During the Due Diligence Period, Purchaser shall review title to the Property as disclosed by the Title Commitment and the Survey. Seller, without any obligation to incur any cost or expense except as provided below, will cooperate with Purchaser in curing any objections Purchaser may have to title to the Property. Seller shall have no obligation to cure title objections except, tax liens, construction liens, mechanic's and materialman's liens created by Seller, its agents or contractors and contractual liens voluntarily entered into by Seller. Seller agrees to remove any exceptions or encumbrances to title which are created by Seller after the date of this Agreement. Purchaser may terminate this Agreement by notice to Seller before the end of the Due Diligence Period if title to the Property (and matters affecting the Property as disclosed by the Title Commitment and the Survey) and the endorsements and exclusions to the Title Policy are not satisfactory to Purchaser, acting in good faith, including confirmation that the Property is properly subdivided into two parcels, and by notice to Seller after the expiration of the Due Diligence Period if the Title Company revises the Title Commitment after the expiration of the Due Diligence Period to add material exceptions, or to modify exceptions in any material respect, or to add to or modify in any material respect the conditions to obtaining any endorsement requested by Purchaser during the Due Diligence Period if such additions, modifications or deletions are not acceptable to Purchaser and are not removed by the Closing Date. If this Agreement is terminated pursuant to the preceding sentence, the Earnest Money shall promptly be returned to Purchaser.

          3.3  Delivery of Title Policy at Closing.   At the Closing,
     as a condition to Purchaser's obligation to close, the Title Company shall deliver to Purchaser a 1992 ALTA Owner's Policy of Title Insurance covering the Property ("Title Policy") issued by the Title Company, with modifications or deletions of standard exceptions as follows: (1) rights or claims of parties in possession not shown by public records (limited to right of possession of tenants under Leases), (2) encroachments, overlaps, boundary line disputes and matters that would be disclosed by an accurate survey and inspection of the premises (limited to those matters disclosed in the Survey), (3) easements, or claims of easements, not shown by the public records (deleted), (4) any lien, or right of lien, for services, labor, or material heretofore or hereinafter furnished, imposed by law, and not shown by the public records (deleted), (5) taxes or special assessments that are not shown as existing liens by the public records (limited to taxes not yet due and payable), containing the endorsements and modifications to the exclusions that during the Title Review Period the Title Company agreed to issue, dated the date and time of the recording of the Deed(s) (defined below) in the amount of the Purchase Price, insuring Purchaser as owner of good, marketable and indefeasible fee simple title to the Property, subject only to the Permitted Exceptions. The term "Permitted Exceptions" with respect to the Property shall mean the specific exceptions (exceptions that are not part of the promulgated title insurance form) in the Title Commitment that the Title Company has not agreed to insure over or remove from the Title Commitment and that Seller is not required to remove as provided above, real estate taxes not yet due and payable, and tenants in possession as tenants only under the Leases or subleases without any option to purchase or acquire an interest in the Property or any portion thereof. The Permitted Exceptions shall apply only to the applicable portions of the Property as indicated in the Title Commitment. Seller shall execute at Closing an affidavit reasonably satisfactory to the Title Company so that the Title Company can delete or modify the standard printed exceptions as set forth above.

          3.4 Title and Survey Costs. The cost of the Survey, including any necessary revisions, the UCC Searches and the premium for the Title Policy shall be paid by Purchaser.


               ARTICLE 4:  OPERATIONS AND RISK OF LOSS

          4.1 Performance under Leases and Service Contracts. During the pendency of this Agreement, Seller will perform its obligations under Leases and Service Contracts and other agreements that may affect any of the Property.

          4.2 New Contracts. During the pendency of this Agreement, Seller will not enter into any contract that will be an obligation affecting any of the Property subsequent to the Closing except contracts entered into in the ordinary course of business that are terminable without cause on 30-days notice.

          4.3 Listings and Other Offers. During the pendency of this Agreement, Seller will not enter into any contracts or agreements (whether binding or not) regarding any disposition of any of the Property except contracts or agreements entered into in the ordinary course of business with respect to the Tangible Personal Property or the Intangible Personal Property.

          4.4 Leasing Arrangements. After the date of this Agreement, Seller will not amend, terminate or enter into any Lease without Purchaser's prior written consent in each instance, which consent Purchaser may withhold in its sole reasonable discretion. At the Closing, Purchaser shall agree to assume the payment for commissions and tenant improvements in connection with any Lease consented to by Purchaser pursuant to this Paragraph 4.4, provided the amount of the commission and tenant improvements was disclosed to Purchaser by Seller in obtaining such consent.

          4.5 Removal and Replacement of Tangible Personal Property. Seller will not remove any Tangible Personal Property except as may be required for necessary repair or replacement, and replacement shall be of equal quality and quantity as existed as of the time of its removal.

          4.6 Damage. Risk of loss for the Property up to and including the Closing Date shall be borne by Seller. In the event the Property or a portion thereof is materially damaged or destroyed, Purchaser may, at its option, by notice to Seller given within 15 business days after Purchaser is notified by Seller of such damage or destruction (and if necessary the Closing Date shall be extended to give Purchaser the full 15-business-day period to make such election): (i) terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser or (ii) proceed under this Agreement, receive any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for the reasonable cost to complete the repair of any uninsured damage or for any deductible or coinsured amount under said insurance policies. "Materially damaged" means damage reasonably exceeding (in the aggregate for all property damaged) $1.0 million for insured damage and $500,000 for uninsured damage. If Purchaser elects (ii) above, Seller will cooperate with Purchaser after the Closing to assist Purchaser in obtaining the insurance proceeds from Seller's insurers. Purchaser may extend the Closing Date up to 90 days in order to obtain a written settlement agreement and assignment of insurance proceeds with Seller's insurer. If the Property is not materially damaged, then Purchaser shall not have the right to terminate this Agreement as to such Property, but Seller shall at its cost repair the damage before the Closing in a manner reasonably satisfactory to Purchaser or if repairs cannot be completed before the Closing, credit Purchaser at Closing for the reasonable cost to complete the repair. The Closing Date may be extended up to 90 days in order to permit Seller to complete any repair or restoration.

          4.7 Condemnation. By notice to Seller given within 10 days after Purchaser receives notice of material proceedings in eminent domain that are contemplated, threatened or instituted against the Property or any portion thereof by any body having the power of eminent domain, and if necessary the Closing Date shall be extended to give Purchaser the full 10-day period to make such election, Purchaser may: (i) terminate this Agreement in which case the Earnest Money shall be immediately returned to Purchaser; or (ii) proceed under this Agreement in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right during the pendency of this Agreement to negotiate and otherwise deal with the condemning authority in respect of such matter. A proceeding is material only if the damage to the owner of the area taken is reasonably expected to exceed $1.0 million (in aggregate for all condemnation proceedings), whether or not the offer from the condemning authority or actual award exceeds $1.0 million.
     Damage includes the land actually taken and any diminution in the value of the remaining property as a result of such taking, including, without limitation, loss in value due to a portion of any remainder of the property constituting a legal nonconformity. If the proceeding is not material, then the provisions of clause
     (ii) above shall apply.


                         ARTICLE 5:  CLOSING

          5.1 Closing. The consummation of the transaction contemplated herein ("Closing") shall occur on the Closing Date at Seller's or its attorney's office in New York City, New York.

          5.2 Conditions to the Parties' Obligations to Close. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder shall be contingent upon the following:

          (a) The other party's representations and warranties contained herein shall be true and correct as of the date of this Agreement and the Closing Date. For purposes of this clause (a), a representation shall be false if the factual matter that is the subject of the representation is false notwithstanding any lack of knowledge or notice to the party making the representation;

          (b) As of the Closing Date, the other party shall have performed its obligations hereunder and all deliveries to be made at Closing have been tendered;

          (c) The consummation of the transaction would not violate, or subject a party to liability under, the Employee Retirement Income Security Act of 1974, as amended;

          (d) There shall exist no pending order or decree issued by any court or administrative agency restraining or prohibiting the consummation of the transactions contemplated hereby. Seller, at its election, may suspend Purchaser's right to terminate this Agreement pursuant to this subparagraph (d) for up to 90 days if it attempts in good faith by appropriate proceedings to lift or remove such order or decree to enable the Closing to occur within such 90 day period;

          (e) There shall exist no pending or threatened action, suit or proceeding with respect to the other party and all or any portion of the Property before or by any court or administrative agency which, if determined adversely, would (i) prevent the consummation of the transactions contemplated hereby, (ii) cause any of the transactions to be rescinded following consummation, or (iii) adversely affect the right of Purchaser to own, operate, encumber or transfer the Property or any portion thereof.

          So long as a party is not in default hereunder, if any condition to such party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date, such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date, or elect to close, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition provided that in no event shall Purchaser be deemed to have waived any rights or benefits under Paragraph 5.2(d). Nothing in the foregoing shall relieve a party from any liability it would otherwise have if the failure of a party to satisfy a condition also constitutes a default by such party hereunder.

          5.3 Seller's Deliveries. On the Closing Date, Seller shall deliver to Purchaser the following with respect to the Property:

          (a) Deed. A bargain and sale deed with covenant against grantor's acts in form provided for under the law of the State of New Jersey or otherwise in conformity with the custom in such jurisdiction and mutually satisfactory to the parties, executed and acknowledged by Seller, conveying to Purchaser good, indefeasible and marketable fee simple title to the Real Property, subject only to the Permitted Exceptions applicable to the Real Property (the "Deed"). In addition to the Permitted Exceptions, the Deed shall be expressly subject to: (i) all zoning and building laws, ordinances, maps, resolutions and regulations of all governmental authorities having jurisdiction which affect the Property and use and improvement thereof; and
     (ii) any state of facts which an accurate survey made of the Real Property at the time of Closing would show;

          (b) Assignment of Leases, Service Contracts, and Personal Property. An Assignment of Leases, Service Contracts, and Personal Property in the form of Exhibit C attached hereto, executed and acknowledged by Seller, vesting in Purchaser good title to the property described therein free of any claims except for the Permitted Exceptions to the extent applicable;

          (c) Notice to Tenants. A notice to each tenant in the form of Exhibit D attached hereto.

          (d) State Law Disclosures. Such disclosures and reports, required by applicable state and local law in connection with the conveyance of real property;

          (e) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller;

          (f) Tenant Estoppels. Estoppel certificates satisfying the conditions in Paragraph 2.4, dated (or recertified and updated as of a date) not earlier than the Date of this Agreement, and in no event earlier than 90 days before the Closing Date if the Closing Date is extended as provided herein;

          (g) Authority. Evidence of existence, organization, and authority of Seller and the authority of the person executing documents on behalf of Seller reasonably satisfactory to Purchaser and the Title Company;

          (h) Opinion. An opinion of Seller's counsel, Goodwin, Procter & Hoar, in form and substance reasonably acceptable to Purchaser and its counsel, which shall address the existence, organization and authority of Seller and the authority of the person executing documents on behalf of Seller and the compliance by Seller with its governing documents

          (i) ISRA Determination of Nonapplicability. An Industrial Site Recovery Act Determination of Nonapplicability from the
     State of New Jersey Department of Environmental Protection and the application upon which it is based;

          (j) Affidavit of Title. An Affidavit of Title in the form customarily used in New Jersey; and

          (k) Additional Documents. Any additional documents that Purchaser, the Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

          5.4 Purchaser's Deliveries. On the Closing Date, Purchaser shall deliver in escrow to Seller the following:

          (a) Purchase Price. The Purchase Price, less the Earnest Money, which shall be applied to the Purchase Price, plus or minus applicable prorations, in immediate, same-day federal funds wired for credit into an account designated by Seller and instructions to the Escrow Agent to deliver the Earnest Money to Seller in immediate, same-day federal funds wired for credit into such account;

          (b) Assignment of Leases, Service Contracts and Personal Property. Execution by Purchaser of the Assignment of Leases, Service Contracts and Personal Property;

          (c) State Law Disclosures. Such disclosures and reports required by applicable state and local law in connection with the conveyance of real property; and

          (d) Additional Documents. Any additional documents that Seller, the Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

          5.5 Escrow Fees; Transfer Taxes and Recording Costs. The Escrow Agent's escrow fee, if any, shall be divided equally between and paid by Seller and Purchaser. All transfer taxes shall be paid by Seller and all costs of recording the Deeds and other conveyance documents (excluding the cost of recording any documents required to clear title) shall be paid by Purchaser.

          5.6  Title Policy.  The Escrow Agent shall deliver to
     Purchaser the Title Policy pursuant to Paragraph 3.3.

          5.7 Possession. Seller shall deliver to Purchaser possession of the Property subject only to the Permitted
     Exceptions applicable to such Property.

          5.8 Delivery of Books and Records. Immediately after the Closing, Seller shall package for delivery to the offices of Purchaser's property manager the original Leases, and, to the extent available, copies or originals of all books and records of account, contracts, copies of correspondence with tenants and suppliers, receipts for deposits, unpaid bills and other papers or documents which pertain to the Property together with all advertising materials, booklets, keys and other items, if any, used in the operation of the Property acquired by Purchaser, and the original "as-built" plans and specifications and all other available plans and specifications. Purchaser shall arrange for actual delivery at its expense of the documents to its offices.


                        ARTICLE 6: PRORATIONS

          6.1 Prorations. The items in subparagraphs (a) through (c) of this Paragraph 6.1 shall be prorated between Seller and Purchaser as of the close of business on the day immediately preceding the Closing Date for the Property:

          (a) Taxes and Assessments. General real estate taxes and assessments imposed by governmental authority ("Taxes") and any assessments by private covenant constituting a lien or charge on the Property for the then-current calendar year or other current tax period.

          (b) Collected Rent. All collected rent and other income (and any applicable state or local tax on rent) under Leases, including, without limitation, additional rent payments made by tenants as reimbursement for any portion of the Taxes, but excluding payments for Operating Costs. Seller shall be charged with any rentals collected by Seller before Closing but applicable to any period of time after Closing. Uncollected rent and other income shall not be prorated. If Purchaser collects delinquencies after Closing, Purchaser shall apply such rent to the obligations owing Purchaser for its period of ownership, remitting the balance, if any, to Seller. Purchaser shall bill and attempt to collect such delinquent rent in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any delinquencies. Seller shall not have the right to seek collection of any rents delinquent for any period prior to the Closing.

          (c) Seller's Operating Costs. Insurance, utilities, common area maintenance and other operating costs and expenses (but specifically excluding Taxes) (collectively, "Operating Costs") incurred by Seller in connection with the ownership, operation, maintenance and management of the Property, to the extent that Seller is not currently collecting such amounts directly from tenants under the Leases as additional rent.

          (d) Reimbursed Operating Costs. Seller, as landlord under the Leases, is currently collecting from tenants under the Leases additional rent to cover increases in Operating Costs over a base year. At Closing, Purchaser shall receive a credit or debit (any debit being calculated only with respect to tenants who are then current under their Leases) equal to the amount of the payments made by tenants in respect of such Operating Cost increases from January 1, 1994, less the amount actually and properly paid by Seller for such Operating Cost increases. Amounts actually and properly paid by Seller for such Operating Cost increases shall be calculated on the basis of amounts actually paid by Seller for increases in Operating Costs over the respective base year (determined separately for each lease) that are attributable to the period commencing from January 1, 1994 through the 23rd day of the month that immediately precedes the Closing Date (the "Cut-Off Date"), and shall be estimated for the period from the Cut-Off Date to the Closing Date by adding an amount equal to the product of (i) the average daily amount paid by Seller, being (a) the amounts actually and properly paid by Seller on account of such Operating Cost increases through the Cut-Off Date (the "Average Daily Amount"), divided by (b) the number of days in 1995 through the Cut-Off Date, and (ii) the number of days from the Cut-Off Date to the Closing Date. Operating Costs that are not paid directly by tenants shall be prorated as provided in subparagraph (c) above. In lieu of any post-Closing adjustment for such Operating Cost increases, at Closing Purchaser shall receive a credit for estimated disallowable expenses payable to tenants after annual or other periodic Operating Cost adjustments scheduled to occur as of one or more dates following the Closing. This credit will be determined by assuming that the Average Daily Amount will be consistent for the remainder of 1995 and applying the same percentage adjustment for disallowable expenses as was used in the average of the reconciliation for Operating Cost increases for the years 1993 and 1994 to the extent such reconciliation has been completed.

          (e) Leasing Commissions. On or before the Closing Date, except as provided pursuant to Paragraph 4.4, Seller shall pay in full all leasing commissions due to leasing or other agents for the current remaining term of each Lease (including all exercised renewal options) and provide Purchaser with receipts, cancelled checks or other satisfactory evidence of such payment; provided, however, that if any leasing agent will not accept such payment, then Purchaser shall assume the obligation to pay such leasing commissions and shall be entitled to a credit against the Purchase Price at Closing in an amount equal to the then-unpaid leasing commissions and Purchaser shall assume, in writing, the commission agreements, if any, and the obligation to pay any leasing commissions due thereunder after the Closing Date, including any obligation for the payment of a leasing commission due as a result of the renewal of any Lease or the expansion of lease space occupied by any tenant pursuant to an express provision set forth in any such Lease or a commission agreement covering such Lease.

          6.2 Tenant Deposits. All tenant security deposits (and interest thereon if required by law or contract to be earned thereon) shall be transferred or credited to Purchaser at Closing. At Closing Purchaser shall assume Seller's obligations related to tenant security deposits but only to the extent they are properly credited or transferred to Purchaser.

          6.3 Utility Deposits. Seller shall receive a credit for the amount of deposits, if any, with utility companies that are transferable and that are assigned to Purchaser at the Closing.


              ARTICLE 7:  REPRESENTATIONS AND WARRANTIES

          7.1 Seller's Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that:

          (a) Organization and Authority. Seller has been duly organized and is validly existing as a Massachusetts business trust, and Seller is in good standing and is qualified to do business in the State of New Jersey. Seller has the full right, authority and power to own its properties and to conduct its business.

          (b) Authorization. Seller has the requisite power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by Seller of this Agreement and all of the documents to be delivered by Seller at the Closing and the consummation of the transactions contemplated hereby have been duly authorized and approved by its Board of Trustees and no further action on the part of Seller is necessary to authorize the execution, delivery and performance by Seller of this Agreement. This Agreement and all of the documents to be delivered by Seller at the Closing do and will constitute valid and binding agreements of Seller enforceable in accordance with their terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          (c) No Contravention. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor compliance with the terms, conditions or provisions of this Agreement will be a violation of any of the terms, conditions or provisions of Seller's Declaration of Trust or Bylaws or of any material agreement or instrument to which Seller is a party or by which Seller or any of its material properties may be bound, or constitute a default or create a right of termination or acceleration thereunder, or result in the creation or imposition of any security interest, mortgage, lien, charge or encumbrance of any nature whatsoever upon Seller or any of its properties or assets.

          (d) Consents. No consent, approval, authorization, order, registration, filing or qualification of or with any (a) governmental authority, (b) stock exchange on which the securities of Seller are traded or (c) other person (whether acting in any individual, fiduciary or other capacity) is required to be made or obtained by Seller for the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, any approval of any class of security holders of Seller.

          (e) Conflicts and Pending Actions or Proceedings. There is no agreement to which Seller is a party or, to Seller's knowledge, binding on Seller which is in conflict with this Agreement. There is no pending or, to Seller's knowledge, threatened action, suit or proceeding with respect to Seller and all or any portion of the Property before or by any court or administrative agency, which if determined adversely, would have the effect of enjoining, restraining or prohibiting this Agreement or the complete consummation of the transactions contemplated hereby.

          (f) Leases and Rent Roll. The documents constituting the Leases (including information relating to tenant payment history), Rent Rolls and commission agreements, and all amendments and guarantees thereto, that are delivered to Purchaser pursuant to Paragraph 2.1 are true, correct and complete copies, and, to Seller's knowledge, other than sub-leases, no other Leases or possessory interests exist.

          (g) Service Contracts. The list of Service Contracts is true, correct, and complete in all material respects. Neither Seller nor, to Seller's knowledge, any other party is in default under any Service Contract.

          (h) Operating Statements. The Operating Statements show all material items of income and expense (operating and capital) incurred in connection with Seller's ownership, operation, and management of the Property for the periods indicated and are true, correct, and complete in all material respects.

          (i) Notice of Violations or Defects. To Seller's knowledge, Seller has received no written notice and is not otherwise aware that any Property or the use thereof violates any governmental law or regulation or any covenants or restrictions encumbering such Property.

          (j) Seller is not a "party in interest" (a "Party in Interest") or a "disqualified person" (a "Disqualified Person") with respect to the Mine Workers Trust under Section 3(14) of the Employer Retirement Income Security Act of 1974, as amended or under Section 4975 of the Internal Revenue Code of 1986, as amended.

          7.2 Purchaser's Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

          (a) Organization and Authority. Purchaser has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement and to consummate or cause to be consummated the sale. This Agreement and all of the documents to be delivered by Purchaser at the Closing have been and will be authorized and properly executed and will constitute the valid and binding obligations of Purchaser, enforceable in accordance with their terms.

          (b) Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser's knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or to Purchaser's knowledge, threatened, against Purchaser or which challenges or impairs Purchaser's ability to execute or perform its obligations under this Agreement.

          (c) The Mine Workers Trust is not a Party in Interest or a Disqualified Person with respect to Seller.

          7.3 Survival of Representations and Warranties. The representations and warranties set forth in this Article 7 are made as of the date of this Agreement and are remade as of the Closing Date and shall not survive the Closing.

          7.4 DISCLAIMER OF WARRANTIES. EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT EXECUTED PURSUANT TO OR IN CONNECTION WITH THIS AGREEMENT, THIS SALE AND CONVEYANCE IS MADE, AND PURCHASER AGREES TO ACCEPT POSSESSION OF THE PROPERTY, ON AN AS-IS BASIS WITH NO RIGHT OF SET-OFF OR REDUCTION IN PURCHASE PRICE AND SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, AS TO MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, THE STATE OF REPAIR OF THE PROPERTY, OR WITH RESPECT TO SOIL

     CONDITIONS OR THE PRESENCE OR RELEASE OF HAZARDOUS MATERIALS. THIS DISCLAIMER DOES NOT EFFECT AN ASSUMPTION OF ANY LIABILITY BY PURCHASER AND IT SHALL NOT BE CONSTRUED TO WAIVE ANY RIGHTS OF CONTRIBUTION OR INDEMNITY OR OTHERWISE AFFECT THE LIABILITIES OF THE PARTIES TO EACH OTHER OR TO THIRD PARTIES UNDER ENVIRONMENTAL LAWS.


                 ARTICLE 8:  [INTENTIONALLY OMITTED]


                      ARTICLE 9:  MISCELLANEOUS

          9.1 Parties Bound. Neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void; provided that Purchaser may assign this Agreement without Seller's consent to an Affiliate, to SJP Properties Company ("SJP"), to an Affiliate of SJP or to a corporation formed by Purchaser or SJP for the purpose of taking title to the Property (an "Approved Assignee"). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties. For the purposes of this Paragraph 9.1, the term "Affiliate" means (a) an entity that directly or indirectly controls, is controlled by or is under common control with Purchaser or SJP or (b) an entity at least a majority of whose economic interest is owned by Purchaser or SJP; and the term "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations. No assignment shall relieve the assignor from any liability hereunder.

          9.2 Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

          9.3 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative.
     The failure by either party to enforce against the other any term or provision of this Agreement shall be deemed not to be a waiver of such party's right to enforce against the other party the same or any other such term or provision.

          9.4 Governing Law. This Agreement shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New Jersey.

          9.5 Survival. The following provisions of this Agreement shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing: 1.3, 2.3, 4.6 (with respect to Seller's agreement to cooperate to assist in collecting insurance), 5.8, 6.1(b), 7.4 and Article 9.

          9.6 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

          9.7 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

          9.8 Time. Time is of the essence in the performance of this Agreement.

          9.9 Confidentiality. Between the date hereof and for a period ending 1 year after the Closing Date, neither Seller nor Purchaser will release or cause or permit to be released any press notices, or publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or press release relating thereto without first obtaining the written consent of the other party, which consent shall not be unreasonably withheld. Nothing in this Paragraph 9.9 shall preclude any party from (a) discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants, lenders, partners, investors, or any prospective lender, partner or investor, as the case may be; (b) making such disclosures as required by applicable federal, state and local law, rule and regulation, court order or rule or regulation of the New York Stock Exchange, including without limitation, governmental regulatory, disclosure, tax and reporting requirements, but each party shall consult with the other party, acting in good faith, as to the contents of any such disclosure described in this clause (b) prior to dissemination; or (c) disclosing to brokers, tenants and prospective tenants after Closing that the Property has been sold to Purchaser for the purposes of leasing or marketing the Property. In addition to any other remedies available to a party, each party shall have the right to seek equitable relief, including without limitation injunctive relief or specific performance, against the other party in order to enforce the provisions of this Paragraph 9.9.

          9.10 Attorneys' Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party losing in any final judgment agrees to pay the prevailing party all reasonable costs, charges and expenses, including reasonable attorneys' fees, expended or incurred in connection therewith.

          9.11 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

          If to Seller:  Prudential Realty Trust
                         c/o The Prudential Insurance Company of
                         America
                         Attn:  Richard Flohr
                         751 Broad Street
                         Newark, New Jersey 07102-3777
                         Telephone:  201/802-8178
                         Facsimile:  201/824-4955

       With a copy to:   The Prudential Insurance Company of
                         America
                         Attn: Donna Dellechiaie
                             Associate Regional Counsel
                         Law Department
                         Newark Realty Group Office
                         Gateway III - 14th Floor
                         Newark, New Jersey 07102-4077
                         Telephone:  201/802-5412
                         Facsimile:  201/802-7040

     If to Purchaser:    Equitable Real Estate Investment
                             Management, Inc.
                         Attn:  Paul A. Mucci
                         101 Park Avenue
                         New York, New York 10178
                         Telephone:  212-972-2600
                         Facsimile:  212-557-6720

      With a copy to:    Kelley Drye & Warren
                         Attn:  Robert D. Bickford, Jr.
                         101 Park Avenue
                         New York, New York
                         Telephone: 212-808-7638
                         Facsimile: 212-808-7897

      With a copy to:    SJP Properties Company
                         Attn:  Steven J. Pozycki
                         One Upper Pond Road
                         Parsippany, New Jersey 07054
                         Telephone: 201-299-9117
                         Facsimile: 201-299-9621

          Any such notices shall be either (a) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered three business days after deposit, postage prepaid in the U.S. Mail, (b) sent by overnight delivery using a nationally recognized overnight courier providing receipt of delivery, in which case it shall be deemed delivered one business day after deposit with such courier, (c) sent by telefax, with simultaneous delivery by the means permitted by clauses (a), (b) or (d) of this sentence, in which case notice shall be deemed delivered upon confirmation of transmission of such notice, or (d) sent by personal delivery. The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

          9.12 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a

     Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5 p.m. EST.

          9.13 Procedure for Indemnity. The following provisions govern actions for indemnity under this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to assume the defense thereof with counsel mutually satisfactory to the parties (it being agreed, for these purposes, that Sullivan & Cromwell, Goodwin, Procter & Hoar and Kelley Drye & Warren are mutually satisfactory); provided, however, that an indemnitee may at its expense participate in the defense, and that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnitor within a reasonable time of notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. The indemnitor shall have the right to settle any action, without the consent of the indemnitee, which is or may be subject to a claim for indemnification hereunder so long as such settlement involves a full release of the indemnitee and any of its applicable subsidiaries and affiliates and does not involve more than the payment of money (any other terms of settlement shall be subject to the indemnitee's reasonable approval). If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.

          9.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this

     Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

          9.15 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by Seller to Purchaser at Closing, Seller agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

          9.16 Exculpation Provision. Prudential Realty Trust is a voluntary association established under the laws of the Commonwealth of Massachusetts by a Declaration of Trust dated June 19, 1985, which together with all amendments thereto, is on file with the Secretary of State of the Commonwealth of Massachusetts. The obligations of the Prudential Realty Trust are not personally binding upon, nor shall resort be made to the private property of any of the trustees, shareholders, officers, employees or agents of Prudential Realty Trust, but the property of Prudential Realty Trust shall be bound.

          9.17 Reciprocal Indemnities. Seller agrees to indemnify Purchaser and hold Purchaser harmless from any loss, liability, damage, cost or expense (including, without limitation, court costs and reasonable attorney's fees) paid or incurred by Purchaser by reason of any claim to any broker's, finder's, or other fee in connection with the transaction contemplated by this Agreement by any party claiming by, through or under Seller. Purchaser represents that it has dealt only with J.P. Morgan & Co. Incorporated in connection with the transaction contemplated by this Agreement and agrees to indemnify Seller and hold Seller harmless from any loss, liability, damage, cost or expense (including, without limitation, court costs and reasonable attorney's fees) paid or incurred by Seller by reason of any claim to any broker's, finder's, or other fee in connection with the transaction contemplated by this Agreement by any party claiming by, through or under Buyer. Seller agrees to pay any fees of J.P. Morgan & Co. Incorporated incurred in connection with the transaction contemplated by this Agreement.

          9.18 Closing Date Extension. In the event that this Agreement is assigned to an Approved Assignee, such Approved Assignee may extend the Closing Date to the later of November 13, 1995 or the Closing Date as otherwise extended hereby, by delivering an additional $500,000 in Earnest Money to the Escrow Agent by or before September 22, 1995. In the event that this Agreement is assigned to an Approved Assignee and the Closing Date is not so extended, this Agreement shall terminate on September 22, 1995.

                          SIGNATURE PAGE TO
                    AGREEMENT OF PURCHASE AND SALE
                            BY AND BETWEEN
                       PRUDENTIAL REALTY TRUST
                                 AND
          EQUITABLE REAL ESTATE INVESTMENT MANAGEMENT, INC.



          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

                                   PRUDENTIAL REALTY TRUST



                                   By:
                                       Jeffrey L. Danker
                                       President
     Dated:

                                                         "Seller"


                                   EQUITABLE REAL ESTATE INVESTMENT
                                   MANAGEMENT, INC., as investment
                                   manager for the Trustees of The
                                   United Mine Workers Of America 1974
                                   Pension Trust



                                   By:
                                       Paul A. Mucci,
                                       Senior Vice President
     Dated:


                                                         "Purchaser"

                   AGREEMENT OF PURCHASE AND SALE
                       FOR MAPLE PLAZA I AND II

                               EXHIBITS

     A -  Legal Description of Real Property

     B -  Form of Tenant Estoppel

     C -  Assignment of Leases, Service Contracts and Personal
               Property

     D -  Notice to Tenants

                                                               EXHIBIT A
                  LEGAL DESCRIPTION OF REAL PROPERTY

                                                              EXHIBIT B

                       FORM OF TENANT ESTOPPEL


                                               _________________, 1995



     [Purchaser's Name & Address]


          Re: Lease between Prudential Realty Trust, as Landlord, and __________________, as Tenant, dated
     ______________,
               for a portion of premises commonly known as
                ______________________________ (the "Property")


     Dear Sir or Madam:

               The undersigned tenant (the "Tenant") of Prudential Realty Trust (the "Landlord") at the Property hereby acknowledges that the Landlord has entered into an agreement to sell the Property to ________________________ (the "Purchaser"). The
     Tenant also certifies as follows:

               (a) The undersigned is the present tenant under that certain lease (as amended, as hereinbelow described, the "Lease") dated __________________, by and between the Landlord (or the Landlord's predecessor in title), as the Landlord and the Tenant, as amended by the following documents (if "none", state so below):



     whereby the Tenant leased certain space (hereinafter referred to as the "Premises") situated on the Property. Unless otherwise defined, all capitalized terms used herein shall have the meanings ascribed to them in the Lease.

               (b) The Lease, as of the date hereof, is in full force and effect, binding and enforceable against the Tenant in accordance with its terms, and, except as specifically set forth in paragraph 1 above, there are no other agreements, whether oral or written, or understandings of any nature between the Landlord and the Tenant which modify or amend the Lease in any respect whatsoever. The Lease constitutes the complete agreement between the Landlord and the Tenant with respect to the use of occupancy of the Premises, and the Tenant acknowledges that it has no right to use the Premises other than pursuant to the Lease.

               (c) The Premises consists of ____________ rentable square feet.

               (d) The Landlord has fully performed all obligations relating to construction of the Premises, the Property and the leasehold improvements as described in the Lease. No additional improvements to the Premises or the Property are required pursuant to the terms of the Lease or any other agreement with the Landlord. No payments are required to be made by the Landlord to the Tenant pursuant to the terms of the Lease, and the Landlord has performed all other items of an inducement nature required to be performed by the Landlord. The Tenant has unconditionally accepted and is in actual physical possession of the Premises, is operating its business from the Premises in accordance with any restrictions set forth in the Lease, and there are no remaining conditions to the Tenant's obligations under the Lease.

               (e) The Lease term commenced on _________________, and shall expire (unless sooner terminated or extended as provided in the lease) on _______________; and that the Lease contains no renewal, expansion, cancellation or purchase options that have not lapsed or been waived, except as set forth hereinbelow (if "none", state so below):




               (f) The Tenant has no claim of default, offset, setoff, abatement, reduction, defense or counterclaim to the payment of minimum rent, additional rent or any other charges payable to the Tenant pursuant to the Lease or with respect to the Tenant's other obligations under the terms of the Lease and the Tenant has no defenses to enforcement of the Lease in accordance with its terms.

               (g) The Tenant is paying all rent, taxes and other charges in accordance with the provisions of the Lease and the Tenant is not in default in making any such payments in accordance with the provisions of the Lease. All rental has been paid to and including the period ending __________________, 1995; and no rent under the Lease has been paid more than thirty (30) days in advance of its due date, except for any security deposit paid to the Landlord (as set forth below). The Tenant acknowledges that the current minimum rental, effective as of the date hereof, is payable in twelve (12) equal monthly installments of $___________________ per month on the first day of each and every month, payable in advance. The Tenant further acknowledges that all additional rent (charges for taxes, insurance, maintenance, common areas, etc.) are payable pursuant to the terms of the Lease and that Tenant is currently paying $_______________ per month as estimated additional rent, subject to a year-end adjustment as provided in the Lease.

               (h) The Tenant has been granted no options, rebates, abatements, waivers, concessions or free rent except as set forth in Lease and the Tenant has been granted no option or other right to purchase the Property or Premises or any portion thereof.

               (i) The Tenant is not in default in the performance or observance of any of its obligations and no event has occurred and no condition exists that, with the giving of notice of the passage of time, or both, would constitute a default under any of the terms or provisions of the Lease.

               (j) The Landlord is not in default in the performance or observance of any of its obligations and no event has occurred and no condition exists that, with the giving of notice or the passage of time, or both, would constitute a default under any of the terms or provisions of the Lease.

               (k) The amount of the security deposit deposited by the Tenant under the Lease is $________________; said security deposit has not been refunded or forfeited, in whole or in part.

               (l) The Tenant has not transferred, assigned or sublet, or agreed to transfer, assign, or sublet, its interest in the Lease or any part thereof, nor has the Tenant allowed any mechanic's lien or any other encumbrance of any kind to be placed on or against the Premises that is presently not satisfied.

               (m) The Tenant has received no notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directive relating to the use or condition of the Property or the Premises, including, but not limited to, all environmental laws of all governmental or quasi-governmental authorities, agencies or entities having jurisdiction over the Premises or the Property and the Americans With Disabilities Act, as amended from time to time and all regulations promulgated with respect thereto.

               (n) The Tenant acknowledges that the Purchaser shall rely on the statements contained herein in acquiring title to the Property, and that the Purchaser may rely upon the truth and accuracy of such statements.

               IN WITNESS WHEREOF, the undersigned has caused this statement to be duly executed as of the _____ day of __________________, 19___.

                              TENANT:



                              By:
                              Name:
                              Title:

                                                             EXHIBIT C

          ASSIGNMENT OF LEASES, SERVICE CONTRACTS AND PERSONAL PROPERTY


     This instrument is executed and delivered pursuant to that certain Agreement of Purchase and Sale ("Agreement") dated ________________ between Prudential Realty Trust, a Massachusetts business trust ("Seller") and ___________________________, a
_______________________ ("Purchaser") covering the real property described in Exhibit A attached hereto ("Real Property").

     1. Assignment and Assumption. For good and valuable consideration Seller hereby assigns, transfers, sets over and conveys to Purchaser, and Purchaser hereby accepts:

     (a) Leases. All of the landlord's right, title and interest in and to the tenant leases ("Leases") covering the Real Property as set forth on the Rent Roll attached hereto as Exhibit B, and Purchaser hereby assumes all of the landlord's obligations under the Leases arising from and after the Closing Date (as defined in the Agreement) but as to the landlord's obligations with regard to security deposits and other deposits only to the extent the security deposits and other deposits have been transferred or credited to Purchaser;

     (b) Tangible Personalty. All of the furniture, fixtures, equipment, interior appliances, machines, apparatus, supplies and personal property of every nature and description and all replacements thereof now owned by Seller (including any interest in such property that is leased by Seller) and located in or on the property except any such personal property belonging to tenants under the Leases;

     (c) Intangible Personalty. All the right, title and interest of Seller in and to any and all of the intangible personal property related to the Real Property to the extent such property is assignable without expense to Seller, including, without limitation, all trade names and trademarks associated with the Real Property including Seller's interest in the name of the Real Property to the extent, if any, Seller has any such rights to trademarks, the plans and specifications and other architectural and engineering drawings for the Real Property and improvements located on the Real Property; warranties; contract rights related to the construction, operation, ownership or management of the Real Property (but excluding Seller's obligations under contracts except those expressly assumed in this instrument); governmental permits, approvals and licenses to the extent assignable; and telephone exchange numbers (if assignable); and

     (d) Service Contracts. The service contracts described in Exhibit C attached hereto, and Purchaser hereby assumes the obligations of Seller under such service contracts arising from and after the Closing Date.

     2. Warranty. Seller warrants and defends title to the above-described property unto Purchaser, its successors and assigns, against any person or entity claiming, or to claim, the same or any part thereof by, through or under Seller, but not otherwise, subject only to the Permitted Exceptions as defined in the Agreement.


                              SELLER:





                              By:
                              Name:
                              Title:



                              PURCHASER:





                              By:
                              Name:
                              Title:


                                [ACKNOWLEDGEMENT]

                                                      EXHIBIT D

                                  (LETTERHEAD)

                                NOTICE TO TENANTS

                                    [Date]
[Name]
[Address]
[City/State/ZIP]

     Re:  Property Address
          City, State

Dear [Tenant]:

     Please be advised that the premises of which you are a tenant at the above referenced property, and the landlord's interest in your lease, were purchased on [Date], by ________________________, a
__________________________.  Any security deposits were transferred to
__________________________.  All payments, rent and otherwise, should
be made payable to:                      and directed to:

          [Company Name]
          [Address]
          [City, State, ZIP]
          [Contact]

     Any notices, required to be sent pursuant to your lease, and any inquiries or concerns should be sent and/or directed to: (with copy to)




          Attention:  ______________________

                              Very truly yours,

                              [Seller's Name]

                              By:





                              By:

                             AMENDMENT TO
                    AGREEMENT OF PURCHASE AND SALE
                         [Maple Plaza I and II]


          THIS AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "Amendment") is entered into as of the 15th day of September, 1995, by and between PRUDENTIAL REALTY TRUST, a Massachusetts business trust ("Seller") and EQUITABLE REAL ESTATE INVESTMENT MANAGEMENT, INC., a Delaware corporation, as investment manager to the Trustees of The United Mine Workers of America 1974 Pension Trust ("Purchaser").


                           W I T N E S S E T H :


          WHEREAS, Seller and Purchaser have entered into that certain Agreement of Purchase and Sale, dated August 11, 1995 (as amended to date, the "Agreement"), pursuant to the terms and conditions of which Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller, the Property (as defined in the Agreement); and

          WHEREAS, Seller and Purchaser desire to amend the Agreement in the manner set forth below;

          NOW, THEREFORE, in consideration of the foregoing premises and in consideration of other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

          (a)  Amendments.  (a)  The Purchase Price as set forth in
Section 1.1(d) of the Agreement is hereby reduced from $31,350,000 to $30,000,000.

          (b) The date set forth in Section 1.1(f) of the Agreement is hereby changed from "September 15" to "September 29."

          (c)  Section 2.1(a) of the Agreement is hereby amended to
read as follows: "(a)    Rent Roll.  By September 29, a current rent
roll and delinquency report (individually, "Rent Roll", collectively, the "Rent Rolls"), which will correspond with the "J.P. Morgan Descriptive Memorandum", including, without limitation, "Exhibit III-1: Consolidated Cash Flow Projections for 1995," as modified by those changes the parties mutually agreed upon in calculating a reduction to the Purchase Price;".

          (d) Section 2.2(c) of the Agreement is hereby amended by reducing the dollar amount "$75,000" to the dollar amount "$25,000" in the third line of such Section.

          (e) Section 4.4 of the Agreement is hereby amended by (i) replacing the words "agree to assume the payment for" with the words "(i) reimburse Seller for any payment made by Seller for commissions or tenant improvements and (ii) agree to assume any obligation for the future payment of "on the fourth line and (ii) adding the words "each case in" before the word "connection" on the fifth line.

          (e) Section 5.3 of the Agreement is hereby amended as follows:

            (i)     by deleting the word "and" at the end of Section
                    5.3(j);

           (ii)     by redesignating Section 5.3(k) Additional
                    Documents to be Section 5.3(l) Additional
                    Documents; and

          (iii) by adding a new Section 5.3(k) which reads "(k) Broker Release. A release from Cushman & Wakefield of New Jersey, Inc. ("Cushman") in form reasonably acceptable to Purchaser, relieving Purchaser from any liability with respect to the exclusive brokerage agreements between Seller and Cushman, governing the marketing and leasing of the Property, dated February 1, 1983 and August 1989, as amended (collectively, the "Exclusive Agreement") with respect to commissions to Cushman on account of transactions in which Cushman has not acted as the direct broker for the tenant (i.e., override commissions) or on account of tenants with whom Cushman may have negotiated prior to Closing, if no lease was signed prior to closing."

          (f) Section 6.1(e) of the Agreement is hereby amended by adding the following sentences to the end of such section:

                    "Seller shall cause the Exclusive Agreement to be terminated with respect to the Property as of the Closing Date. Notwithstanding any provision of this Agreement to the contrary, it is agreed that Purchaser shall not assume any obligations under the Exclusive Agreement for the payment of any commissions to Cushman on account of transactions in which Cushman has not acted as the direct broker for the tenant (i.e., override commissions) or on account of tenants with whom Cushman may have negotiated prior to Closing, if no lease was signed prior to closing."

          (b) Other Terms Not Affected. Except as expressly amended and modified hereby, all provisions of the Agreement shall remain in full force and effect and are not otherwise amended or modified.

          (c) Governing Law. This Amendment shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New Jersey.

          (d) Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Amendment. To facilitate execution of this Amendment, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

                            SIGNATURE PAGE TO
                            FIRST AMENDMENT TO
                      AGREEMENT OF PURCHASE AND SALE
                              BY AND BETWEEN
                          PRUDENTIAL REALTY TRUST
                                    AND
             EQUITABLE REAL ESTATE INVESTMENT MANAGEMENT, INC.



     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 15th day of September, 1995.

                              PRUDENTIAL REALTY TRUST



                              By:
                                  Joseph M. Selzer,
                                  Vice President
                                                       "Seller"



                              EQUITABLE REAL ESTATE INVESTMENT
                              MANAGEMENT, INC., as investment manager
                              for the Trustees of The United Mine
                              Workers Of America 1974 Pension Trust



                              By:
                                  Name:
                                  Title:

                                                     "Purchaser"

                            SECOND AMENDMENT TO
                      AGREEMENT OF PURCHASE AND SALE
                          [Maple Plaza I and II]


          THIS SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "Amendment") is entered into as of the 29th day of September, 1995, by and between PRUDENTIAL REALTY TRUST, a Massachusetts business trust ("Seller") and EQUITABLE REAL ESTATE INVESTMENT MANAGEMENT, INC., a Delaware corporation, as investment manager to the Trustees of The United Mine Workers of America 1974 Pension Trust ("Purchaser").


                           W I T N E S S E T H :


          WHEREAS, Seller and Purchaser have entered into that certain Agreement of Purchase and Sale, dated August 11, 1995, as amended by the Amendment to Agreement of Purchase and sale, dated as of September 15, 1995 (as amended to date, the "Agreement"), pursuant to the terms and conditions of which Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller, the Property (as defined in the Agreement); and

          WHEREAS, Seller and Purchaser desire to further amend the Agreement in the manner set forth below;

          NOW, THEREFORE, in consideration of the foregoing premises and in consideration of other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

          (e) Amendments. The date set forth in Section 1.1(f) of the Agreement is hereby changed from "September 29" to "October 3."

          (f) Other Terms Not Affected. Except as expressly amended and modified hereby, all provisions of the Agreement shall remain in full force and effect and are not otherwise amended or modified.

          (g) Governing Law. This Amendment shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New Jersey.

          (h) Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Amendment. To facilitate execution of this Amendment, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

                            SIGNATURE PAGE TO
                            SECOND AMENDMENT TO
                      AGREEMENT OF PURCHASE AND SALE
                              BY AND BETWEEN
                          PRUDENTIAL REALTY TRUST
                                    AND
             EQUITABLE REAL ESTATE INVESTMENT MANAGEMENT, INC.



     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 29th day of September, 1995.

                              PRUDENTIAL REALTY TRUST



                              By:
                                  Joseph M. Selzer,
                                  Vice President
                                                          "Seller"



                              EQUITABLE REAL ESTATE INVESTMENT
                              MANAGEMENT, INC., as investment manager
                              for the Trustees of The United Mine
                              Workers Of America 1974 Pension Trust



                              By:
                                  Name:
                                  Title:

                                                        "Purchaser"